Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION
                     906 OF THE SARBANES-OXLEY ACT OF 2002

       In  connection  with  the Form 10-QSB of Sundew International, Inc. (the
"Company") for the period ended  June  30, 2002 as filed with the United States
Securities  and  Exchange Commission on the  date  hereof  (the  "Report"),  I,
Michael C. Tay, Chief  Executive  Officer  and  Chief  Financial Officer of the
Company, certify pursuant to 18 U.S.C.  Section 1350, as  adopted  pursuant  to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

       (i) the Report fully complies with the requirements of  Section 13(a) of the Securities Exchange Act of 1934, as amended; and

       (ii)  the  information  contained  in the Report fairly presents, in all material respects,  the financial condition  and  result  of  operations of the
Company.

       The foregoing certification is made solely for the purpose  of 18 U.S.C.
Section 1350, subject to the knowledge standard contained therein, and  not for any other purpose.

                                              Name: /s/ Michael C. Tay
                                              ---------------------------------
                                              Michael C. Tay
                                              Chief Executive Officer and Chief
                                              Financial Officer

                                              August 14, 2002